SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                              AMTECH SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5)   Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                              AMTECH SYSTEMS, INC.
                              131 SOUTH CLARK DRIVE
                              TEMPE, ARIZONA 85281

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 25, 2000
                    ----------------------------------------

To Our Shareholders:

     The 2000 Annual Meeting of Shareholders of AMTECH SYSTEMS, INC., an Arizona corporation (the "Company"), will be held at the Hilton Phoenix Airport Hotel, 2435 South 47th Street, Phoenix, Arizona, on February 25, 2000, at 10:00 a.m., Mountain Standard time, for the following purposes:

     1.   To elect five (5) directors to serve for one year terms; and

     2. To transact such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof. Management is presently aware of no other business to come before the meeting.

     The Board of Directors has fixed the close of business on January 21, 2000, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Shares of Common Stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. A copy of the Company's 1999 Annual Report, which includes audited financial statements, was mailed with this Notice and Proxy Statement to all shareholders of record on the Record Date.

     Management of the Company cordially invites you to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals and the reasons why the Board of Directors encourages you to vote for approval of such proposals.

                                        By Order of the Board of Directors


                                        /s/ Robert T. Hass

                                        Robert T. Hass, Secretary

Tempe, Arizona
February 4, 2000


IMPORTANT: IT IS IMPORTANT THAT YOUR SHAREHOLDINGS BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              AMTECH SYSTEMS, INC.
                              131 SOUTH CLARK DRIVE
                              TEMPE, ARIZONA 85281

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

     This Proxy Statement is being furnished to shareholders of AMTECH SYSTEMS, INC., an Arizona corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the 2000 Annual Meeting of Shareholders of the Company to be held on February 25, 2000, at 10:00 a.m., Mountain Standard Time, and any adjournment or postponement thereof (the "Annual Meeting"). A copy of the Notice of the Meeting accompanies this Proxy Statement. This Proxy Statement and the accompanying form of Proxy Card are being mailed on or about January 29, 2000.

SOLICITATION AND VOTING OF PROXIES

     Only shareholders of record at the close of business on January 21, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On the Record Date, 2,108,679 shares of Common Stock, $.01 par value (the "Common Stock"), were issued and outstanding. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date.

     At the Annual Meeting, five (5) directors are to be elected to serve for a term of one year or until they're respective successors are elected and qualified. Each shareholder present at the Annual Meeting, either in person or by proxy, will have an aggregate number of votes in the election of directors equal to five (the number of persons nominated for election as directors) multiplied by the number of shares of Common Stock of the Company held by each such shareholder on the Record Date. The resulting aggregate number of votes may be cast by the shareholder for the election of any single nominee, or the shareholder may distribute such votes among any number or all of the nominees. The five nominees receiving the highest number of votes will be elected to the Board of Directors.

     All valid proxies received before the Annual Meeting and not revoked will be exercised. All shares represented by proxy will be voted, and where a shareholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If the signed proxy is returned without instructions and authority to vote is not specifically withheld, the persons named in the proxy solicited by the Board of Directors intend to vote for the election of the nominees for director listed below. Abstentions and broker non-votes will be included in the determination of the number of shares represented for a quorum. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or
(c) attending the meeting and voting in person, provided that the shareholder notifies the Secretary of the meeting of his or her intention to vote in person at any time prior to the voting of the proxy. In order to vote their shares in person at the meeting, shareholders that own their shares in "street name" must obtain a special proxy card from their broker.

     The cost of soliciting proxies, including the cost of preparing and mailing the Notice and Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers and directors of the Company personally or by telephone or facsimile, without additional compensation. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners.

     The Board of Directors does not know of any matters other than the election of directors that are expected to be presented for consideration at the Annual Meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

                              ELECTION OF DIRECTORS

GENERAL INFORMATION

     The present terms of the Company's current directors, Jong S. Whang, Robert
T. Hass, Donald F. Johnston, Alvin Katz and Bruce R. Thaw, expire upon the election and qualification of their successors at the Company's 2000 Annual
Meeting of Shareholders. The Board of Directors has nominated each of the current directors as nominees for election as directors in the election to be held at the Annual Meeting.

     The Board of Directors intends to vote its proxies for the election of its nominees, for a term to expire at the next Annual Meeting. In that regard, the Board of Directors solicits authority to cumulate such votes.

     If any nominee should become unavailable for any reason, which the Board of Directors does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting, or, if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, for a motion to reduce the present membership of the Board to the number of nominees available and to create an additional vacancy to be filled by the Board of Directors. The information concerning the nominees and their share holdings in the Company has been furnished by them to the Company.

INFORMATION CONCERNING DIRECTORS, NOMINEES AND OFFICERS

     The  following  table  sets  forth  information   regarding  the  officers,
directors and director nominees of the Company, including biographical data for at least the last five years.

     NAME                 AGE   POSITION WITH THE COMPANY
     ----                 ---   -------------------------
     Jong S. Whang        54    President, Chief Executive Officer and Director
                                Vice President-Finance, Chief Financial Officer,
     Robert T. Hass       49    Treasurer, Secretary and Director
     Donald F. Johnston   74    Director
     Alvin Katz           70    Director
     Bruce R. Thaw        47    Director

     JONG S. WHANG has been President, Chief Executive Officer and a Director of the Company since its inception and was one of its founders. Mr. Whang's responsibilities as President include the sales effort for the Company's semiconductor equipment business and development of new products and business opportunities in that industry. He has twenty-six years of experience in the semiconductor industry, including time spent in both processing and manufacturing of equipment components and systems. From 1973 until 1979, he was employed by Siltronics, Inc., initially as a technician working with chemical vapor deposition (CVD) and later as manager of the quartz fabrication plant with responsibility of providing technical marketing support. From 1979 until 1981, he was employed by U.S. Quartz, Inc. as manufacturing manager. In 1981 he left U.S. Quartz to found the Company.

     ROBERT T. HASS has been Vice President-Finance, Chief Financial Officer, Treasurer and Secretary of the Company since June 3, 1992. Mr. Hass has served as a Director of the Company since February 29, 1996. From 1991 until May 1992, he operated a financial consulting practice under the name of Hass Financial Consulting Services, a sole proprietorship. From 1985 to 1991, Mr. Hass served as Director of Accounting Services and then Controller for Lifeshares Group, Inc., a holding company which owned and operated real estate development and insurance subsidiaries, and from 1988 to 1991 served as Controller and Chief Accounting Officer of some of those subsidiaries. From 1984 to 1985, he served as Vice President-Finance and Treasurer of The Victorio Company, a privately owned holding company which owned and operated agriculture, chemical, commercial real estate brokerage, marketing research and commodities futures brokerage businesses. From 1977 to 1984, he was employed in various capacities including Vice President, Chief Financial Officer and Treasurer by Altamil Corporation, then a public company, which manufactures truck equipment, wire-bound containers, and precision aluminum forgings. From 1972 to 1977, he was employed as an auditor with Ernst & Ernst, now known as Ernst & Young. He is a Certified Public Accountant.

     DONALD F. JOHNSTON has been a Director of the Company since April 9, 1994, and also served as a Director from March 1983 to December 1992. He is not otherwise employed by the Company. From 1985 to March 1993, he served as President and Chief Executive Officer of JAI, Inc., a management-consulting firm. From 1985 to March 1993, when he retired, he acted as marketing and management consultant to companies in the electronics industry. From November 1983 until October 1985, he was President of Process Control, Inc. of Tempe, Arizona. He has held senior management positions with Montgomery Ward & Co. and the Hotpoint Division of the General Electric Company. He has also served as the Vice-President of B.F. Goodrich, Vice-President of Marketing of the Philco Ford Division of the Ford Motor Company and Executive Vice-President of CTV. Mr. Johnston also served as President and Chief Executive Officer of Mirco Electronics, Amstar Electronics and Hera Investment Co.

     ALVIN KATZ has been a Director of the Company since May 1, 1995. Since 1981, he has been an adjunct professor of business management at the Florida Atlantic University in Boca Raton, Florida. From 1991 until the company was sold in September 1992, he was Chief Executive Officer of Odessa Engineering Corp., a company engaged in the manufacture of pollution monitoring equipment. From 1957 to 1976, Mr. Katz was employed by United Parcel Service holding various managerial positions, including District Manager and Corporate Manager of Operations Planning, Research and Development. He is also a Director of Blimpie International, a fast food franchiser, Nastech Pharmaceutical Company, Inc., a company engaged in research, development and marketing of nasally delivered pharmaceuticals, and President of BMAC, a biomedical automation company, all of which are publicly held corporations.

     BRUCE R. THAW has been a Director of the Company since May 1, 1995. Mr. Thaw has been a practicing attorney since 1978. Since 1995, Mr. Thaw has been a self-employed attorney, and from 1984 to 1995, he was a partner in the law firm of Abrams & Thaw. Mr. Thaw is also a Director of Information Resource Engineering, Inc., a publicly traded company that designs, manufactures and markets computer network security systems and products, and Nastech Pharmaceutical Company, Inc., a publicly traded company engaged in the research, marketing and development of pharmaceutical products. Mr. Thaw does not render legal services to the Company.

BOARD AND COMMITTEE MEETINGS

     During the 1999 fiscal year, there were four (4) meetings of the Board of Directors. No director attended less than 75% of the Board meetings while serving as such director or less than 75% of all committee meetings on which he served as a committee member.

     The Audit Committee, the Compensation and Option Committee and the Finance Committee are the standing committees of the Board of Directors. These committees are comprised as follows:

                                  COMPENSATION
         AUDIT                     AND OPTION                   FINANCE
         -----                     ----------                   -------
       B. R. Thaw                D.F. Johnston                  A. Katz
     D.F. Johnston                  A. Katz                   B. R. Thaw

     The Audit Committee held two (2) meetings during the 1999 fiscal year. The Audit Committee is responsible for maintaining communication between the Board, the Company's independent auditors and members of financial management with respect to the Company's financial affairs in general, including financial statements and audits, the adequacy and effectiveness of the Company's internal accounting controls and systems and the retention and termination of the independent auditors.

     The Compensation and Option Committee held two (2) meetings during the 1999 fiscal year. The Compensation and Option Committee makes recommendations concerning officer compensation, employee benefit programs and retirement plans.

     The Finance Committee held two (2) meetings during the 1999 fiscal year. The Finance Committee is responsible for communication between the Board, the Company's lender or prospective lender(s) and other financial sources and members of financial management.

     All current committee members are expected to be nominated for re-election at a Board meeting to be held following the Annual Meeting of Shareholders.

COMPENSATION OF DIRECTORS

     Directors who are full-time employees of the Company receive no additional compensation for serving as directors. Non-employee directors receive fees of $700 per Board meeting attended and $250 per committee meeting attended. In addition, under the Company's Non-Employee Directors Stock Option Plan, each outside director receives an annual grant of options to purchase 3,000 shares of Common Stock. The exercise price of the options is the fair market value of Common Stock on the date of grant and each option has a term of ten years and becomes exercisable in three equal installments commencing on the first anniversary of the date of grant and continuing for the two successive anniversaries thereafter. In the event of disability (as defined in the plan) or death of an outside director, all options remain exercisable for a period of twelve months following the date such person ceased to be a director, but only to the extent such option was exercisable on the date the director ceased to be a director.

     During fiscal year 1999, Mr. Johnston received a fee of $1,500 for consulting services provided to the Company in connection with a review of its Carlisle Pennsylvania operation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Option Committee is composed of Messrs. Johnston and Katz, neither of whom is an officer or employee of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of January 21, 2000, by
(i) each director and each nominee for director of the Company, (ii) certain of the Company's executive officers (the "Named Executive Officers"), and (iii) all executive officers and directors as a group. There are no persons known to the Company who beneficially own five percent (5%) or more of the Company's outstanding Common Stock. This information was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is based upon the information furnished by the persons listed below. Except as otherwise indicated, each shareholder listed possesses sole voting and investment power with respect to the shares indicated as being beneficially owned.

                                             NUMBER OF SHARES       PERCENT OF
     NAME AND ADDRESS (1)(2)               BENEFICIALLY HELD (3)   OWNERSHIP (3)
     -----------------------               ---------------------   -------------
     Jong S. Whang                               114,463(4)             5.3%
     Robert T. Hass                                8,250(5)              *
     Donald F. Johnston                           10,625(6)              *
     Alvin Katz                                   87,500(6)             4.1%
     Bruce R. Thaw                                21,500(6)             1.0%

     Directors and Executive Officers of
     the Company as a group (5  persons)         242,338(7)            11.5%

----------
* Less than 1%.

(1) The address for each person listed in this table is c/o Amtech Systems, Inc., 131 South Clark Drive, Tempe, Arizona 85281.

(2) Mr. Whang is the Company's President, CEO and a director. Mr. Hass is the Vice President-Finance, Chief Financial Officer, Treasurer, Secretary and a director. Messrs. Johnston, Katz and Thaw are presently directors.

(3) The shares and percentages shown include the shares of Common Stock actually owned as of January 17, 2000, and the shares of Common Stock with respect to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to options or warrants. All shares of Common Stock that the identified person had the right to acquire within 60 days of January 21, 2000 upon the exercise of options or warrants are deemed to be outstanding when computing the percentage of the securities owned by such person, but are not deemed to be outstanding when computing the percentage of the securities owned by any other person.

(4) Includes (i) 9,488 shares held jointly with Mr. Whang's spouse and (ii) 62,775 shares issuable upon the exercise of presently exercisable options; 62,275 shares issuable at an exercise price of $1.126 per share; the balance of 500 shares issuable at an exercise price of $1.50 per share.

(5) Includes 1,750 shares issuable upon exercise of presently exercisable options with an exercise price of $1.126 per share.

(6) Includes 10,000 shares issuable upon exercise of presently exercisable options; 9000 shares issuable at an exercise price of $1.126 per share and the balance of 1000 shares issuable at an exercise price of $1.50 per share.

(7) Includes 94,525 shares issuable upon exercise of presently exercisable options; 91,025 shares issuable at an exercise price of $1.126 per share and the balance of 3,500 shares issuable at an exercise price of $1.50 per share.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's outstanding Common Stock, to file certain reports of ownership with the Securities and Exchange Commission (the "SEC") within specified time periods. Such officers, directors and shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of such forms received by it, or written representations from certain reporting persons, the Company believes that between October 1, 1998 and September 30, 1999 all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with, except that reports were not timely filed with respect to the automatic option grant to directors arising under the Company's Non-employee Directors Stock Option Plan and the options grants reflected on the next page.

                             EXECUTIVE COMPENSATION

     The following table sets forth annual and long-term compensation for services in all capacities to the Company for the fiscal years ended September 30, 1999, 1998 and 1997 of the Company's Chief Executive Officer, and the other most highly compensated executive officer of the Company who received annual compensation exceeding $100,000 during such periods (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                           ANNUAL COMPENSATION           COMPENSATION
                                 --------------------------------------  ------------
      NAME AND         FISCAL                            OTHER ANNUAL     RESTRICTED       ALL OTHER
 PRINCIPAL POSITION     YEAR     SALARY    BONUS (1)   COMPENSATION (2)  STOCK AWARDS   COMPENSATION (3)
 ------------------     ----     ------    ---------   ----------------  ------------   ----------------
Jong S. Whang           1999    $130,200   $ 12,292           --              --            $    0

President and Chief     1998     167,147          0           --              --             3,037
Executive Officer       1997     139,615     33,994(1)        --              --             3,693

Robert T. Hass          1999    $ 85,500   $      0           --              --            $     0
Vice President-         1998      96,105      7,245           --              --              2,123
Finance                 1997      89,838     10,771           --              --              1,935

----------
(1) On February 24, 1989, the Board of Directors approved an incentive compensation plan for Mr. Whang, which provides for an annual cash bonus equal to 2% of the annual profits of the Company before taxes and extraordinary items; plus 2% of the amount by which the revenues of the Company' s semiconductor equipment business in each year exceed such revenues for the previous year. It is a condition to the payment of any bonus that Mr. Whang have been continually employed by the Company and that the Company have realized a profit after the payment of the bonus. On February 28, 1997, Mr. Whang entered into an employment contract with the Company, which contract incorporated Mr. Whang's incentive compensation plan and added additional bonus eligibility criteria. See "Employment Contracts with Executive Officers," below. Effective October 4, 1998, Mr. Whang voluntarily initiated a 20% reduction in his salary to $130,200.

(2) Other compensation to Messrs. Whang and Hass, consisting of the use of a Company car, vacation pay and other perquisites, did not exceed $50,000 or 10% of base compensation during any fiscal year covered by this table.

(3) Amounts for Mr. Whang include annual insurance premiums paid on whole-life insurance for the benefit of Mr. Whang's spouse of $225 in fiscal 1997 and Company matching contributions in the Amtech Systems, Inc. 401(k) Plan (the "Amtech 401(k) Plan") for Mr. Whang of $0, $3,037 and $3,438 in 1999, 1998
     and 1997, respectively. Amounts for Mr. Hass represent Company matching contributions in the Amtech 401(k) Plan. Effective October 4, 1998, Mr. Hass' annual salary was reduced to $85,500.

OPTION GRANTS

     The table shown below contains information on grants of stock options during the 1999 fiscal year to the Named Executive Officers.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE VALUE
                              --------------------------------------               AT ASSUMED ANNUAL RATES OF
                 SECURITIES     % OF TOTAL                  STOCK                   STOCK PRICE APPRECIATION
                 UNDERLYING       OPTIONS                  PRICE ON                           FOR
                  OPTIONS       GRANTED TO      EXERCISE    DATE OF                      OPTION TERM (4)
                  GRANTED        EMPLOYEES       PRICE       GRANT     EXPIRATION   -------------------------
      NAME          (#)       IN FISCAL 1999   ($/SHARE)   ($/SHARE)      DATE       0%        5%       10%
      ----          ---       --------------   ---------   ---------      ----      -----    ------    ------
Jong S. Whang     2,500(1)          8%          $1.50(3)     $1.50      10/01/08     -0-     $2,358    $5,977
Robert T. Hass    5,000(2)         15%          $1.13(3)     $1.13       2/26/09     -0-     $3,541    $8,973

----------
(1) All options were granted to Mr. Whang on February 26, 1999 under the applicable Stock Option Plan. The options granted become exercisable as follows: 20% on February 26, 2000, and an additional 20% on each one year anniversary thereafter. To the extent not already exercisable, the options become immediately exercisable upon: (i) the dissolution or liquidation of the Company or a reorganization, merger or consolidation in which all or substantially all prior shareholders do not continue to own more than 60% of the outstanding shares of common stock and voting securities; (ii) the sale of all or substantially all of the assets of the Company; or (iii) the occurrence of a change in control of the Company.

(2) All options were granted to Mr. Hass on October 1, 1998 under the applicable Stock Option Plan. The options granted become exercisable as follows: 20% on October 1, 1999 and an additional 20% on each one year anniversary thereafter.

(3) The exercise price was set at 100% of closing price of the Company's Common Stock on grant day, (February 26, 1999 for options granted to Mr. Whang and October 1, 1998 for options granted to Mr. Hass), as reported on the NASDAQ SmallCap Market. The options granted to Mr. Hass were re-priced on October 14, 1998, along with all other outstanding stock options to the market price on that date, ($1.126).

(4) Reflects the value of the stock option on the date of grant assuming (i) for the 0% column, no appreciation in the Company's stock price from the date of grant over the term of the option, (ii) for the 5% column, a five percent annual rate of appreciation in the Company's stock price over the term of the option, and (iii) for the 10% column, a ten percent annual rate of appreciation in the Company's stock price over the term of the option, in each case without any discounting to present value. The actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock. Accordingly, the amounts reflected in this table may not necessarily be indicative of the actual results obtained.

OPTION EXERCISES

     There were no exercises of stock options during fiscal year 1999 by the Named Executive Officers.

BOARD REPORT ON REPRICING

     The Board believes that the Company has taken constructive steps to improve its performance and believes that hiring and retaining key employees is central to implementing these measures. In furtherance of these goals, in October 1998, the Board reduced the per share exercise price of options previously granted to Jong S. Whang and Robert T. Hass. The Board concluded that the results achieved by these executives were the basis for the repricing of options granted to them. No other provisions of these options were altered.

     In accordance with the rules of the Securities and Exchange Commission ("SEC"), this Option Repricing Report of the Board of Directors is not intended to be "filed" or "soliciting material" or subject to Regulations 14A or 14C or
Section 18 of the Securities Exchange Act 1934, as amended, or incorporated into any other filing by the Company with the SEC.

AMENDMENT OR RE-PRICING OF OPTIONS

     The table below setsforth information for all executive officers with respect to re-pricing of options for the 10 years preceding September 30, 1999.

                       TEN YEAR OPTION/SAR REPRICINGS (1)

                                                                                             LENGTH OF
                                     NUMBER OF                                                ORIGINAL
                                    SECURITIES    MARKET PRICE   EXERCISE PRICE             OPTION TERM
                                    UNDERLYING    OF STOCK AT      OF STOCK AT              REMAINING AT
                                      OPTIONS       TIME OF          TIME OF       NEW        DATE OF
                                    REPRICED OR   REPRICING OR    REPRICING OR   EXERCISE   REPRICING OR
NAME                     DATE         AMENDED      AMENDMENT        AMENDMENT      PRICE      AMENDMENT
----                     ----         -------      ---------        ---------      -----      ---------
Jong S. Whang       Oct. 14, 1998     103,792        $1.126           $5.00       $1.126      8 3/8 years
President and CEO

Robert T. Hass      Oct. 14, 1998       1,250        $1.126           $5.00       $1.126      8 3/8 years
VP-Finance          Oct. 14, 1998       5,000        $1.126           $1.50       $1.126         10 years

----------
(1) The number of shares and the prices per share have all been restated to give effect for the two-for-one reverse split that took effect on March 15, 1999.

EMPLOYMENT CONTRACTS WITH EXECUTIVE OFFICERS

     On February 28, 1997, the Company entered into a five (5) year employment agreement with its President, Jong S. Whang. Under the terms of the agreement, Mr. Whang is entitled to an annual salary of $170,900 on October 1, 1998, with annual increases of at least 5% to be determined by the Board of Directors at the end of each year of the agreement. Effective October 4, 1998, Mr. Whang voluntarily initiated a 20% reduction in his salary to $130,200. In addition, he is entitled to receive annual incentive cash compensation of up to 50% of his base salary, to be calculated as follows: (i) a bonus equal to 2% of the annual earnings of the Company before taxes and extraordinary items, and (ii) a bonus equal to 2% of the amount by which the revenues of the Company's semiconductor equipment business in each year exceeds such revenues for the previous year. It is a condition to the payment of any cash bonus that Mr. Whang shall have been continuously employed by the Company and that the total of all cash and stock bonuses is limited to 10% of the Company's pre-tax earnings for that year. Profits are determined without taking into account the first $3,200,000 expended or invested by the Company in the development of the proposed photo-assisted CVD product, which has been suspended. In addition, Mr. Whang was granted 207,584 stock options pursuant to the agreement. These options were granted on February 28, 1997 and vest at the rate of 20% per full year of service over a five-year period. To the extent not already exercisable, the options become immediately exercisable upon: (i) the dissolution or liquidation of the Company or a reorganization, merger or consolidation in which all or substantially all prior shareholders do not continue to own more than 60% of the then outstanding shares of Common Stock and voting securities, (ii) the sale of all or substantially all of the assets of the Company, or (iii) the occurrence of a change in control of the Company as discussed in the agreement. The agreement also contains confidentiality and non-compete provisions. If Mr. Whang is terminated other than for "cause," he is entitled to receive as severance pay salary, incentive compensation and vacation accrued through the date of termination plus the greater of his then annual salary or the balance of his compensation to the end of the term of the employment agreement computed using the latest applicable salary rate without consideration of any salary reductions. Mr. Whang is also entitled to participate in any benefit plans generally available to employees of the Company.

COMPENSATION AND OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Option Committee of the Company's Board of Directors (the "Committee), which is composed entirely of independent, outside directors, establishes the general compensation policies of the Company and specific compensation for each executive officer of the Company, and administers the Company's stock option program. The Committee's intent is to make the compensation packages of the executive officers of the Company sufficient to attract and retain persons of exceptional quality, and to provide effective incentives to motivate and reward Company executives for achieving the financial and strategic goals of the Company essential to the Company's long-term success and to growth in shareholder value. The Company's executive compensation package consists of three main components: (1) base salary, (2) incentive cash bonuses, and (3) stock options.

BASE COMPENSATION

     The Committee's approach is to offer executives salaries competitive with those of other executives in the industry in which the Company operates. To that end, the Committee evaluates the competitiveness of its base salary based on information drawn from a variety of sources, including published and proprietary survey data and the Company's own experience recruiting and retaining
executives,   although  complete  information  is  not  easily  obtainable.  The
Company's base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company and the performance of the individual executive.

BONUSES

     In addition to base salary, executives are eligible to receive a discretionary annual bonus. At the beginning of each year, the Committee and the Chief Executive Officer (the "CEO") review each individual executive's job responsibilities and goals for the upcoming year. The amount of the bonus and any performance criteria vary with the position and role of the executive within the Company. In addition, for all executives, the Committee reviews the Company's actual financial performance against its internally budgeted performance in determining year-end bonuses, if any. However, the Committee does not set objective performance targets for executives other than the CEO and sales and marketing personnel.

STOCK OPTION AND RESTRICTED STOCK GRANTS

     The Company, from time to time, grants stock options and shares of restricted stock in order to provide certain executives with a competitive total compensation package and to reward them for their contribution to the long-term price performance of the Company's Common Stock. Grants of stock options and restricted stock are designed to align the executive's interest with that of the shareholders of the Company. In awarding option grants, the Committee will consider, among other things, the amount of stock and options presently held by the executive, the executive's past performance and contributions, and the executive's anticipated future contributions and responsibilities.

1999 CEO COMPENSATION

     The base salary to which the CEO for the fiscal year 1999 was entitled increased from $162,750 in fiscal 1998 to $170,900 in fiscal 1999, pursuant to the terms of the February 28, 1997 employment agreement entered into by the
Company  and the  CEO.  The  CEO's  increased  base  salary  is  based  upon the compensation of executives in comparable positions in the semiconductor industry, adjusted for the size of the Company (total assets and revenues). However, effective October 4, 1998, Mr. Whang voluntarily initiated a 20% reduction in his base salary to $130,200, which continued in effect until September 30, 1999.

     On February 24, 1989, the Board of Directors approved an incentive compensation plan for the CEO, which provides for an annual cash bonus equal to 2% of the annual profits of the Company before taxes and extraordinary items; plus 2% of the amount by which the revenues of the Company's semiconductor equipment business in each year exceed such revenues for the previous year. It is a condition to the payment of any bonus that the CEO have been continually employed by the Company and that the total of such cash bonuses is limited to 10% of the Company's pre-tax earnings for that year. The CEO earned a bonus of $12,292 in 1999 pursuant to such incentive compensation plan. The CEO's employment agreement with the Company incorporates the incentive compensation plan described above. See "Employment Contracts With Executive Officers," above.

                                        Compensation and Option Committee

                                        Donald F. Johnston
                                        Alvin Katz

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company did not have any transactions during fiscal 1999 with any director, director nominee, executive officer, security holder known to the Company to own of record or beneficially more than 5% of the Company's Common Stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeded $60,000.

COMPARISON OF STOCK PERFORMANCE

     The following graph assumes that $100 was invested on October 1, 1993 in each of the following: the Company's Common Stock, the NASDAQ Composite Index and the NASDAQ Industrial Index.

CRSP TOTAL
RETURNS INDEX FOR:         9/30/94  9/29/95  9/30/96  9/30/97  9/30/98  9/30/99
------------------         -------  -------  -------  -------  -------  -------
Amtech Systems, Inc.       100.00    260.71   271.43   153.57    42.86    57.14
NASDAQ Composite Index     100.00    136.54   160.53   220.56   221.62   359.31
NASDAQ Industrial Index    100.00    126.26   135.17   176.89   132.70   207.00

                                  OTHER MATTERS

INDEPENDENT AUDITORS

     Arthur Andersen LLP has been selected as the Company's independent auditors for the current fiscal year, which ends September 30, 2000. That firm has served as the Company's independent auditors since 1983. During the fiscal year ended September 30, 1999, Arthur Andersen LLP provided audit services to the Company. Representatives of that firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended September 30,1999, is enclosed herewith.

VOTING BY PROXY

     In order to ensure that your shares will be represented at the Annual Meeting, please sign and return the enclosed Proxy in the envelope provided for that purpose, whether or not you expect to attend. Any shareholder may, without affecting any vote previously taken, revoke a written proxy by giving notice of revocation to the Company in writing or by executing and delivering to the Company a later dated proxy.

SHAREHOLDER PROPOSALS FOR ACTION AT THE COMPANY'S NEXT ANNUAL MEETING

     Any shareholder who wishes to present any proposal for shareholder action at the next Annual Meeting of Shareholders to be held in 2001, must be received by the Company's Secretary, at the Company's offices, not later than October 4, 2000, in order to be included in the Company's proxy statement and form of proxy for that meeting. Such proposals should be addressed to the Corporate Secretary, Amtech Systems, Inc., 131 South Clark Drive, Tempe, Arizona 85281. If a shareholder proposal is introduced at the 2001 Annual Meeting of Shareholders without any discussion of the proposal in the Company's proxy statement, and the shareholder does not notify the Company on or before December 17, 2000, as required by SEC Rule 14(a)-4(c)(1), of the intent to raise such proposal at the Annual Meeting of Shareholders, then proxies received by the Company for the 2001 Annual Meeting will be voted by the persons named in such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

                                        By Order of the Board of Directors


                                        /s/ Robert T. Hass

                                        Robert T. Hass, Secretary
Tempe, Arizona
February 4, 2000

                              AMTECH SYSTEMS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMTECH SYSTEMS, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of Amtech Systems, Inc., an Arizona corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated February 4, 2000 and hereby appoints Jong S. Whang or Robert
T. Hass and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of AMTECH SYSTEMS, INC. to be held at the Hilton Phoenix Airport Hotel, 2435 South 47th Street, Phoenix, Arizona on February 25, 2000 at 10:00 a.m., Mountain Standard time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1. ELECTION OF DIRECTORS [ ] FOR all nominees listed below (except as marked to the contrary below): Jong S. Whang Robert T. Hass Donald F. Johnston Alvin Katz Bruce R. Thaw

     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed above

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

     ---------------------------------------------

     The undersigned agrees that the proxy holder is authorized to cumulate votes in the election of directors and to vote for less than all of the nominees.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY COME BEFORE THE MEETING.

Dated: ___________________, 2000

                                   Please  sign  exactly  as your  name  appears
                                   above. When shares are held in common or in joint tenancy, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

SIGNATURES:
            -------------------------------

            -------------------------------

            -------------------------------

              Please return in the enclosed, postage-paid envelope.

                   I [ ] Will [ ] Will not attend the Meeting.